As filed with the Securities and Exchange Commission on October 9, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONAGRA BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-0248710
(State or jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

222 Merchandise Mart Plaza, Suite 1300

Chicago, Illinois 60654

(312) 549-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Colleen R. Batcheler

Executive Vice President, General Counsel and Corporate Secretary

Conagra Brands, Inc.

222 Merchandise Mart Plaza, Suite 1300

Chicago, Illinois 60654

(312) 549-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Solecki

Jones Day

901 Lakeside Avenue

Cleveland, Ohio 44114

Phone: (216) 586-3939

Fax: (216) 579-0212

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock
Preferred Stock
Debt Securities
Total

(1)

An indeterminate aggregate initial offering price or number of securities are being registered and may from time to time be offered at (i) indeterminate prices or (ii) upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, or pursuant to the antidilution provisions of any such securities.

(2)

In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, the Registrant is deferring payment of all of the registration fees, which will be paid from time to time in connection with one or more offerings of securities to be made hereunder.

PROSPECTUS

Conagra Brands, Inc.

Common Stock

Preferred Stock

Debt Securities

We may from time to time offer and sell, in one or more offerings, common stock, preferred stock, debt securities, or any combination of these securities. This prospectus describes some of the general terms that may apply to these securities. We will provide specific terms of these securities in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to other purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “CAG.” If we decide to seek a listing of any securities offered by this prospectus, we will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any, in one or more supplements to this prospectus.

You should carefully consider the risk factors included in any accompanying prospectus supplement and in the reports we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider. See “Risk Factors” on page 5 of this prospectus and the information included and incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 9, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, which we refer to as the SEC, using an automatic “shelf” registration process. Under this shelf registration process, we may at any time and from time to time sell the securities described in this prospectus in one or more offerings at prices and on other terms to be determined at the time of offering.

This prospectus provides you with general information about us and the securities we may offer. Each time we sell such securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where You Can Find More Information” and “Information We Incorporate By Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. Our business, financial condition, results of operations and prospects may have changed since those respective dates. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to the terms “we,” “us,” “our,” “Conagra,” “Conagra Brands,” the “Company” or other similar terms mean Conagra Brands, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, which we refer to as the Exchange Act. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information about the Public Reference Room. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, or at our website at http://www.conagrabrands.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference in this prospectus.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus and incorporated filings.

We incorporate by reference the documents listed below that we filed with the SEC under the Exchange Act:

•	our Annual Report on Form 10-K for the fiscal year ended May 27, 2018;

•	our Quarterly Report on Form 10-Q for the quarterly period ended August 26, 2018;

•	our Current Reports on Form 8-K filed with the SEC on June 27, 2018 (Items 1.01 and 8.01), July 17, 2018, August 8, 2018 and September 27, 2018 (Item 5.07); and

•

the description of Conagra Brands’ common stock contained in registration statements on Form 8-A filed under the Exchange Act, including any amendments or reports filed with the SEC for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and until the completion of the offering of securities described in this prospectus. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address or telephone number:

Conagra Brands, Inc.

222 Merchandise Mart Plaza, Suite 1300

Chicago, Illinois 60654

Attention: Corporate Secretary

(312) 549-5000

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, which we refer to as the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements are based on management’s current views and assumptions of future events and financial performance and are subject to certain risks, uncertainties and changes in circumstances. These forward-looking statements include, among others, statements regarding our expected future financial performance or position, results of operations, business strategy, plans and objectives of management for future operations, and other statements that are not historical facts. You can identify forward-looking statements by their use of forward-looking words, such as “may,” “will,” “anticipate,” “expect,” “believe,” “estimate,” “intend,” “plan,” “should,” “seek” or comparable terms. Such forward-looking statements are not guarantees of performance or results. Forward-looking statements provide our current expectations and beliefs concerning future events and are subject to risks, uncertainties, and factors relating to our business and operations, all of which are difficult to predict and could cause our actual results to differ materially from the expectations expressed in or implied by such forward-looking statements. In addition to the risk factors referred to or described in this prospectus under “Risk Factors,” as well as in documents incorporated by reference in this prospectus, important factors that could cause our actual results to differ materially from those in forward-looking statements include, among others:

•

the failure to obtain shareholder approval from Pinnacle Foods Inc., which we refer to as Pinnacle, of the pending merger, which we refer to as the Merger, whereby a wholly owned subsidiary of ours will merge with and into Pinnacle, with Pinnacle surviving as our wholly owned subsidiary;

•	the possibility that the closing conditions to the Merger may not be satisfied or waived;

•	delay in closing the Merger or the possibility of non-consummation of the Merger;

•

the risk that the cost savings and any other synergies from the Merger may not be fully realized or may take longer to realize than expected, including that the Merger may not be accretive within the expected timeframe or to the extent anticipated;

•	the occurrence of any event that could give rise to termination of the Merger Agreement;

•	the risk that shareholder litigation in connection with the Merger may affect the timing or occurrence of the Merger or result in significant costs of defense, indemnification and liability;

•	risks related to the disruption of the Merger to us and our management;

•	the effect of the announcement of the Merger on our ability to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties;

•	our ability to achieve the intended benefits of recent and pending acquisitions and divestitures, including the recent spin-off of our Lamb Weston business;

•	the continued evaluation of the role of our Wesson® oil business;

•	general economic and industry conditions;

•	our ability to successfully execute our long-term value creation strategy;

•	our ability to access capital on acceptable terms or at all;

•	our ability to execute our operating and restructuring plans and achieve our targeted operating efficiencies from cost-saving initiatives and to benefit from trade optimization programs;

•	the effectiveness of our hedging activities and our ability to respond to volatility in commodities;

•	the competitive environment and related market conditions;

•	our ability to respond to changing consumer preferences and the success of our innovation and marketing investments;

•	the ultimate impact of any product recalls and litigation, including litigation related to the lead paint and pigment matters;

•	actions of governments and regulatory factors affecting our businesses, including the ultimate impact of recently enacted U.S. tax legislation and related regulations or interpretations;

•	the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions;

•	risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges; and

•	and other risks described in our most recent Annual Report on Form 10-K and other reports we file with the SEC.

The forward-looking statements in this prospectus and in the documents incorporated by reference speak only as of the date of the document in which the forward-looking statement is made, and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.

THE COMPANY

Conagra Brands, Inc., a Delaware corporation, together with its consolidated subsidiaries (collectively, the “Company”, “we”, “our”, or “us”), is one of North America’s leading branded food companies. Guided by an entrepreneurial spirit, the Company combines a rich heritage of making great food with a sharpened focus on innovation. The Company’s portfolio is evolving to satisfy people’s changing food preferences. Its iconic brands such as Marie Callender’s®, Reddi-wip®, Hunt’s®, Healthy Choice®, Slim Jim®, and Orville Redenbacher’s®, as well as emerging brands, including Alexia®, Angie’s® BOOMCHICKAPOP®, Blake’s®, Duke’s® and Frontera®, offer choices for every occasion.

Our Grocery & Snacks reporting segment principally includes branded, shelf stable food products sold in various retail channels in the United States.

Our Refrigerated & Frozen reporting segment principally includes branded, temperature controlled food products sold in various retail channels in the United States.

Our International reporting segment principally includes branded food products, in various temperature states, sold in various retail and foodservice channels outside of the United States.

Our Foodservice reporting segment includes branded and customized food products, including meals, entrees, sauces and a variety of custom-manufactured culinary products, packaged for sale to restaurants and other foodservice establishments in the United States.

Our Commercial reporting segment included commercially branded and private label food and ingredients, which were sold primarily to commercial, restaurant, foodservice, food manufacturing, and industrial customers. The segment’s primary food items included a variety of vegetable, spice, and frozen bakery goods, which were sold under brands such as Spicetec Flavors & Seasonings®. In the first quarter of fiscal 2017, we sold our Spicetec and JM Swank businesses. These businesses comprise the entire Commercial segment following the presentation of Lamb Weston as discontinued operations.

Corporate Information

We were initially incorporated as a Nebraska corporation in 1919 and were reincorporated as a Delaware corporation in December 1975. Our principal executive offices are located at 222 Merchandise Mart Plaza, Suite 1300, Chicago, Illinois 60654, and our main telephone number is (312) 549-5000. Our website is www.conagrabrands.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference in this prospectus. For additional information concerning Conagra Brands, please see our most recent Annual Report on Form 10-K and our other filings with the SEC, which are incorporated by reference into this document. See “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q, which have been or will be incorporated by reference into this document. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

USE OF PROCEEDS

Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement(s) for our operations and for general corporate purposes, including working capital, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods presented.

	Thirteen Weeks Ended		Fiscal Years Ended May
	August 26, 2018	2018	2017	2016	2015	2014
Ratio of earnings to fixed charges	5.2	6.0	4.5	1.4	2.8	1.9

For purposes of calculating the ratio of earnings to fixed charges, earnings are equal to the amount resulting from (1) adding (a) income from continuing operations before income taxes and equity method investment earnings, (b) fixed charges and (c) distributed income of equity method investees and (2) subtracting capitalized interest. Fixed charges are equal to the sum of (1) interest expense, (2) capitalized interest and (3) an estimate of the interest within rental expense (which we estimate to be one-third of the total of such expense).

Because we have no preferred stock issued (and have not had any issued during the fiscal years or periods shown above), a ratio of earnings to combined fixed charges and preferred dividends is not presented.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 1,200,000,000 shares of common stock, par value $5.00 per share; 150,000 shares of Class B preferred stock, $50.00 par value; 250,000 shares of Class C preferred stock, $100.00 par value; 1,100,000 shares of Class D preferred stock, without par value; and 16,550,000 shares of Class E preferred stock, without par value.

Dividends on Capital Stock

The board of directors may declare and pay dividends on our common stock out of funds legally available for that purpose, subject to the rights of holders of preferred stock.

Preferred Stock

We may issue preferred stock in series with rights and preferences as authorized by our board of directors. We will distribute a prospectus supplement with regard to each series of preferred stock offered under this prospectus. Each prospectus supplement will describe, as to the preferred stock to which it relates:

•	the title of the series;

•	the voting rights of the holders of the preferred stock;

•	the dividends, if any, which will be payable with regard to the series;

•	the terms, if any, on which the series may or will be redeemed;

•	the preference, if any, to which holders of the series will be entitled upon our liquidation;

•	the right, if any, of holders of the series to convert them into another class of our stock or securities; and

•	any other material terms of the series.

Common Stock

Our common stock is listed on the New York Stock Exchange under the symbol “CAG”. The holders of our common stock are entitled to one vote for each share. Upon liquidation, the holders of our common stock are entitled to share ratably in assets available for distribution to stockholders after satisfaction of any liquidation preferences of any outstanding preferred stock. The issuance of any shares of any series of preferred stock in future financings, acquisitions or otherwise may result in dilution of voting power and relative equity interest of the holders of shares of our common stock and will subject our common stock to the prior dividend and liquidation rights of the outstanding shares of the series of preferred stock.

The shares of our common stock offered under this prospectus will be fully paid and non-assessable. Our common stock has no conversion rights nor are there any redemption or sinking fund provisions with respect to the common stock. Holders of our common stock have no pre-emptive right to subscribe for or purchase any additional stock or securities of Conagra Brands.

Provisions of Our Amended and Restated Certificate of Incorporation and Delaware Law That May Have an Anti-Takeover Effect

Article XII of our amended and restated certificate of incorporation, which we refer to as our certificate of incorporation, prescribes relevant factors, including social and economic effects on employees, customers, suppliers and other constituents of Conagra Brands, to be considered by the board of directors when reviewing any proposal by another corporation to acquire or combine with Conagra Brands.

Article XIII of our certificate of incorporation requires that any action required or permitted to be taken by Conagra Brands stockholders must be effected at a duly called annual or special meeting of the stockholders and may not be effected by a consent in writing by the stockholders.

Article XIV of our certificate of incorporation provides in general that any direct or indirect purchase by Conagra Brands or any subsidiary of Conagra Brands of any of its voting stock, as defined in Article XIV, or rights to acquire voting stock, known to be beneficially owned by any person or group that holds more than 3% of a class of its voting stock, referred to in this paragraph as an interested stockholder, and that has owned the securities being purchased for less than two years, must be approved by the affirmative vote of at least a majority of the votes entitled to be cast by the holders of the voting stock, excluding voting stock held by an interested stockholder. Article XVIII is intended to prevent “greenmail,” which is a term used to describe the accumulation of a block of a corporation’s stock by a speculator and the subsequent attempt by the speculator to coerce the corporation into repurchasing its shares, typically at a substantial premium over the market price.

We are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that the person became an interested stockholder, unless:

•

prior to the time that the person became an interested stockholder the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder’s becoming an interested stockholder, the stockholder owned at least 85% of the outstanding voting stock of the corporation at the time the transaction commenced, excluding for the purpose of determining the number of shares outstanding those shares owned by the corporation’s officers and directors and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of its stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of its outstanding voting stock that is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years did own) 15% or more of the corporation’s voting stock.

The provisions of our certificate of incorporation and Delaware law described in this section may be deemed to have anti-takeover effects. These provisions may discourage or make more difficult an attempt by a stockholder or other entity to acquire control of Conagra Brands. These provisions may also make more difficult an attempt by a stockholder or other entity to remove management.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities that we may issue, which may be issued as convertible or exchangeable debt securities. We will set forth the particular terms of the debt securities we offer in a prospectus supplement and the extent, if any, to which the following general terms and provisions will apply to particular debt securities.

The debt securities will be issued under an indenture dated as of October 12, 2017 between us and Wells Fargo Bank, National Association, as trustee. The indenture, and any supplemental indentures thereto, are subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The indenture has been filed with the SEC and is incorporated by reference as an exhibit to the registration statement, of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. For more information on how you can obtain a copy of the form of the indenture, see “Where You Can Find More Information.”

Capitalized terms used in this section and not defined herein have the meanings specified in the indenture. When we refer to “we,” “us,” “our,” “Conagra,” “Conagra Brands,” the “Company” or other similar terms in this section, we mean Conagra Brands, Inc. and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and will rank equally with all of our existing and future senior unsecured indebtedness senior in right of payment to all of our subordinated indebtedness.

The indenture does not limit the aggregate principal amount of debt securities that may be issued under it and provides that debt securities may be issued under it from time to time in one or more series. We may specify a maximum aggregate principal amount for the debt securities of any series.

Unless otherwise specified in the applicable prospectus supplement, the indenture does not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly-leveraged transaction.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the applicable prospectus supplement, we may reopen a series, without the consent of the holders of the outstanding debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the issue date and, in some cases, the public offering price and the first interest payment date, and will be consolidated with, and form a single series with, such outstanding debt securities; provided, however, that if such additional debt securities are not fungible with the outstanding debt securities of such series for U.S. federal income tax purposes, the additional debt securities will have a separate CUSIP number.

We will set forth in a prospectus supplement relating to any debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title of debt securities;

•	the price or prices (expressed as a percentage of the principal amount) at which the debt securities will be issued;

•	any limit on the aggregate principal amount of the series of debt securities;

•	whether the debt securities will be senior debt securities or subordinated debt securities, and if they are subordinated debt securities, the terms of the subordination;

•	the date or dates on which the principal on the series of debt securities is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine such rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the series of debt securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the date or dates on which such interest, if any, will commence and be payable and any regular record date for the interest payable on any interest payment date;

•	the right, if any to extend the interest periods and the duration of that extension;

•	the place or places where the principal of, and premium and interest, if any, on, the debt securities will be payable;

•	the terms and conditions upon which the debt securities may be redeemed;

•	any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of the debt securities;

•

the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of the debt securities and other detailed terms and provisions of such repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest, if any, on the debt securities will be made if other than U.S. dollars;

•	any provisions relating to any security provided for the debt securities;

•

any addition to or change in the events of default described in this prospectus or in the indenture and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any other terms of the debt securities (which may supplement, modify or delete any provision of the indenture as it applies to such debt securities);

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the series of debt securities, if other than appointed in the indenture; and

•	any provisions relating to conversion of the debt securities.

The foregoing is not intended to be an exclusive list of the terms that may be applicable to any offered debt securities.

In addition, the indenture does not limit our ability to issue convertible, exchangeable or subordinated debt securities. Any conversion, exchange or subordination provisions of debt securities will be described in the relevant prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder or at our option, in which case the number of shares of common stock or other securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the registrar or co-registrar designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of or exchange, any debt security of that series during a period beginning at the opening of 15 business days before the day of sending of a notice of redemption and ending at the close of business on the day such notice is sent; or

•

register the transfer of or, exchange any, debt security of that series selected, called or being called for redemption, in whole or in part, except the unredeemed portion of any series being redeemed in part.

We may initially appoint the trustee as the registrar. Any transfer agent, in addition to the registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the trustee as custodian for the depositary or its nominee; and

•	bear any required legends.

•	No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•

the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary, and in either case we fail to appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days of such event;

•	we execute and deliver to the trustee an officer’s certificate to the effect that such global securities shall be so exchangeable; or

•	an event of default with respect to the debt securities represented by such global securities shall have occurred and be continuing.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Each person owning a beneficial interest in a global security must rely on the procedures of the depositary (and, if such person is not a participant, on procedures of the participant through which such person owns its interest) to exercise any rights of a holder under the indenture.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or by any participant, with respect to interests of persons held by participants on their behalf. Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s acts or omissions or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this subsection will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for payment on any debt security that remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the applicable prospectus supplement, we may not merge or consolidate with or into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of us and our subsidiaries, taken as a whole, to any person, unless:

•	the successor or transferee is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor or transferee assumes our obligations on the debt securities and under the indenture pursuant to a supplemental indenture in form reasonably satisfactory to the trustee;

•

immediately after giving effect to the transaction and treating our obligations in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no default or event of default under the indenture shall have occurred and be continuing; and

•	an officer’s certificate and an opinion of counsel have been delivered to the trustee in connection with the foregoing.

In the event of the above transaction, if there is a successor or transferee, then the successor or transferee will expressly assume all of our obligations under the indenture and automatically be substituted for us in the indenture and as issuer of the debt securities and may exercise every right and power of ours under the indenture with the same effect as if such successor or transferee had been named in our place in the indenture; provided, however, that the predecessor company will not be relieved of the obligation to pay principal and interest on the debt securities except in the case of a sale of all of the assets of us and our subsidiaries.

Events of Default

Event of default means, with respect to any series of debt securities, any of the following:

•	default in the payment of any interest on any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days;

•	default in the payment of principal of, or premium on, any debt security of that series when due and payable;

•	failure on our part to comply with the covenant described under “—Consolidation, Merger and Sale of Assets”;

•

default in the performance or breach of any other covenant or warranty by us in the indenture or any supplemental indenture with respect to such series (other than a covenant or warranty that has been included in the indenture or supplemental indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after (1) we receive written notice from the trustee or (2) we and the trustee receive written notice from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain events of bankruptcy, insolvency or reorganization of our company or our significant subsidiaries; and

•	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

We will promptly deliver to the trustee written notice of any event which with the giving of notice and the lapse of time would become a covenant event of default, or any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement, along with a description of the status and what action we are taking or propose to take with respect to such event of default.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under our bank credit agreements in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company) with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization of our company, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if the rescission and annulment would not conflict with any judgment or decree already rendered and if all events of default with respect to that series, other than the non-payment of principal and interest, if any, with respect to debt securities of that series that has become due and payable solely because of the acceleration, have been cured or waived and all sums paid or advanced by the trustee and the reasonable compensation, expenses and disbursements of the trustee and its agents and counsel have been paid as provided in the indenture.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of outstanding debt securities, unless the trustee receives security or indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and offered security or indemnity satisfactory to the trustee, to institute the proceeding as trustee, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of such payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We may amend or modify the indenture without the consent of any holder of debt securities of the series affected by the modifications or amendments in order to:

•	cure any ambiguity, defect or inconsistency;

•

conform the text of the indenture, including any supplemental indenture, or the debt securities to any corresponding provision of this “Description of Debt Securities” or description of the debt securities found in the prospectus supplement as evidenced by an officer’s certificate;

•	provide for the issuance of additional debt securities;

•

provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption provided that the provision under “Consolidation, Merger and Sale of Assets” of the indenture is complied with;

•	add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;

•	add guarantees with respect to the debt securities;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	secure the debt securities;

•	add or appoint a successor or separate trustee;

•	make any change that does not adversely affect the rights of any holder of debt securities in any material respect, as evidenced by an officer’s certificate; or

•	obtain or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of the affected series, and our compliance with any provision of the indenture with respect to the debt securities may be waived by written notice to the trustee by the holders of a majority of the aggregate principal amount of the outstanding debt securities of the affected series. However, no modification or amendment may, without the consent of the holder of each outstanding debt security of the affected series:

•	reduce the principal amount, any premium or change the stated maturity of any debt security or alter or waive any of the provisions with respect to the redemption or repurchase of the debt securities;

•	change the place of payment or currency in which principal, any premium or interest is paid;

•	impair the right to institute suit for the enforcement of any payment on the debt securities;

•	waive a payment default with respect to the debt securities;

•	reduce the interest rate or extend the time for payment of interest on the debt securities;

•	make any change to the amendment and modification provisions in the indenture; or

•

reduce the percentage in principal amount outstanding of debt securities, the consent of the holders of which is required for any of the foregoing modifications or otherwise necessary to modify, supplement or amend the indenture or to waive any past default.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of an affected series may, on behalf of the holders of all debt securities of such series, waive our compliance with provisions of the indenture. Prior to the acceleration of the maturity of the debt securities of any series pursuant to the terms of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to such debt securities and its consequences, except (i) a default with respect to such series in the payment of the principal of, or premium or any interest on, the debt securities of such series or (ii) a default or event of default in respect of a covenant or provision that cannot be modified or amended without the consent of all of the holders of the outstanding debt securities of the affected series.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, in certain circumstances, we may be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, and to maintain paying agencies and certain provisions relating to the treatment of funds held by paying agents). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal, premium and interest in accordance with the terms of the indenture and the debt securities of that series.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, upon compliance with certain conditions, we may be released from our obligation to comply with certain covenants set forth in the indenture and any supplemental indenture, and any failure to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of the applicable series, or covenant defeasance. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to certain events of bankruptcy, insolvency or reorganization of our significant subsidiaries.

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations in such amounts as will be sufficient, without consideration of any reinvestment of interest, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal firm to pay and discharge each installment of principal of, premium and interest in accordance with the terms of the indenture and the debt securities of the applicable series; and

•

delivering to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Governing Law

The indenture is and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the offered securities in and outside the United States:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at-the-market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents; or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchanges on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, we will execute an underwriting agreement with them regarding the securities. The underwriters will acquire the securities for their own account, subject to conditions in the underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

If dealers are used in the sale of the securities, we will sell the securities to them as principals. They may then resell the securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the prospectus supplement.

Remarketing Arrangements

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the prospectus supplement, certain legal matters with respect to the validity of the securities will be passed upon for us by Jones Day.

EXPERTS

The consolidated financial statements of Conagra Brands, Inc. as of May 27, 2018 and May 28, 2017, and for each of the fiscal years in the three-year period ended May 27, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of May 27, 2018 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are being paid by us.

Item	Amount
SEC registration fee		*
Trustee’s fees and expenses		**
Transfer agent and registrar fees		**
Printing expenses		**
Accountant’s fees and expenses		**
Rating agency fees		**
Legal fees and expenses		**
Miscellaneous		**
Total	$	**

*

Because the amount to be registered consists of an unspecified amount of the securities as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.

**	Estimated expenses are presently not known and cannot be estimated.

Item 15.	Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors of a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the General Corporation Law of the State of Delaware allows a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation to procure a judgment in its favor under the same conditions against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation with respect to such claim, issue or matter. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

Section 174 of the General Corporation Law of the State of Delaware provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Pursuant to Article V of the Amended and Restated Certificate of Incorporation of the Company, the Company shall, to the extent required, and may, to the extent permitted, by Section 102 and 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify and reimburse all persons whom it may indemnify and reimburse pursuant thereto. No director shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. A director shall continue to be liable for (1) any breach of a director’s duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) paying a dividend or approving a stock repurchase which would violate Section 174 of the General Corporation Law of the State of Delaware; or (4) any transaction from which the director derived an improper personal benefit.

The Amended and Restated Bylaws of the Company, which we refer to as the Bylaws, provide for indemnification of Company officers and directors against all expenses, liability or losses reasonably incurred or suffered by the officer or director, including liability arising under the Securities Act, to the extent legally permissible under Section 145 of the General Corporation Law of the State of Delaware where any such person was, is, or is threatened to be made a party to or is involved in any action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact such person was serving the Company in such capacity. Generally, under Delaware law, indemnification will only be available where an officer or director can establish that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. The Bylaws limit the indemnification provided to a Company officer or director in connection with actions, suits, or proceedings commenced by the Company officer or director to instances where the commencement of the proceeding (or part thereof) was authorized by the Board of Directors of the Company.

The Company also maintains a director and officer insurance policy which insures the officers and directors of the Company and its subsidiaries against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as officers and directors.

Item 16.	Exhibits.

Exhibit Number	Description

1*	Form of Underwriting Agreement

4.1	Certificate of Incorporation of Conagra Brands, Inc., incorporated by reference to Exhibit 3.1 of Conagra Brands’ Current Report on Form 8-K filed on November 10, 2016 (SEC File No. 001-07275)

4.2	Amended and Restated Bylaws of Conagra Brands, Inc., incorporated by reference to Exhibit 3.1 of Conagra Brands’ Current Report on Form 8-K filed on May 23, 2017 (SEC File No. 001-07275)

4.3	Indenture, dated October 12, 2017, by and between Conagra Brands and Wells Fargo Bank, National Association as Trustee, incorporated by reference to Exhibit 4.1 of Conagra Brands’ Current Report on Form 8-K filed on October 12, 2017 (SEC File No. 001-07275)

4.4*	Form of Debt Securities

4.5	Form of Common Stock Certificate, incorporated by reference to Exhibit 4.6 of Conagra Brands’ Registration Statement on Form S-8 (Registration No. 333-46960)

Exhibit Number	Description
4.6*	Form of Preferred Stock Certificate of Designation

5	Opinion of Jones Day

12	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Jones Day (included in Exhibit 5)

23.2	Consent of KPMG LLP

24	Power of Attorney

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee under the Indenture

*	To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant, Conagra Brands, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 9th day of October, 2018.

CONAGRA BRANDS, INC.

By:	/s/ Colleen R. Batcheler
	Name:	Colleen R. Batcheler
	Title:	Executive Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of October 9, 2018.

Signature	Title

* Sean M. Connolly	President and Chief Executive Officer, Director (Principal Executive Officer)

* David S. Marberger	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Robert G. Wise	Senior Vice President and Corporate Controller (Principal Accounting Officer)

* Anil Arora	Director

* Thomas K. Brown	Director

* Stephen G. Butler	Director

* Joie A. Gregor	Director

* Rajive Johri	Director

* Richard H. Lenny	Director

* Ruth Ann Marshall	Director

* Craig P. Omtvedt	Director

*

The undersigned, by signing his name hereto, does hereby sign this Registration Statement on Form S-3 on behalf of each of the officers and directors of the Registrant identified above pursuant to a Power of Attorney executed by the officers and directors identified above, which Power of Attorney is filed with this Registration Statement on Form S-3 as Exhibit 24.

DATED: October 9, 2018	By:	/s/ Colleen R. Batcheler Colleen R. Batcheler, Attorney-In-Fact